                                                                      Exhibit 24
                                                                      ----------

                               POWER OF ATTORNEY


     The undersigned, acting in the capacity or capacities stated with their respective names below, hereby constitute and appoint MARK A. ROCHE, EDWARD P. SMITH and A. ROBERT COLBY, and each of them severally, the attorneys-in-fact of the undersigned with full power to them and each of them to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact may deem necessary or advisable to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with the filing under the Securities Act of 1933, as amended, of (a) all such registration statements, amendments, post-effective amendments or supplements thereto, or any new or revised prospectuses relating thereto or supplements thereto, as may be necessary or desirable in connection with the registration by Fortune Brands, Inc. of (i) its debt securities ("Debt Securities") in an aggregate principal amount of up to $550,000,000 in aggregate net proceeds (or the equivalent thereof if any Debt Securities are denominated in a foreign currency or currencies or a composite currency), (ii) its warrants to purchase Debt Securities in such aggregate principal amount and (iii) such number of shares of its Common Stock, par value $3.125 per share, and accompanying Preferred Share Purchase Rights as may be issuable from time to time upon conversion of any Debt Securities in such aggregate principal amount, or any Debt Securities in the aggregate principal amount of $450,000,000 remaining registered under the registration statements referred to in clause (b), which are convertible into such Common Stock and (b) all such post-effective amendments to the Registration Statement on Form S-3 (Registration No. 33-50832) of Fortune Brands, Inc., and all amendments or supplements thereto, or any new or revised prospectuses relating thereto or supplements thereto, as may be necessary or desirable, including specifically in each case, but without limiting the generality of the foregoing, the power and authority to sign the name of Fortune Brands, Inc. and the names of the undersigned directors and officers in the capacities indicated below to all such registration statements, amendments, post-effective amendments or supplements thereto:


          Signature               Title                     Date



          Thomas C. Hays
     ----------------------   Chairman of the Board       April 9, 1999
          Thomas C. Hays       and Chief Executive
                                Officer (principal
                              executive officer) and
                                     Director



        Norman H. Wesley
     ----------------------    President and Chief        April 9, 1999
        Norman H. Wesley      Operating Officer and
                                     Director

      John T. Ludes
     ----------------------    Vice Chairman and          April 9, 1999
      John T. Ludes               Director



      Gilbert L. Klemann, II
     ----------------------     Executive Vice            April 9, 1999
      Gilbert L. Klemann, II  President - Corporate
                                  and Director


      Dudley L. Bauerlein, Jr.
     ----------------------     Senior Vice President     April 9, 1999
      Dudley L. Bauerlein, Jr.  and Chief Financial
                                  Officer (principal
                                  financial officer)



        Craig P. Omtvedt
     ----------------------     Senior Vice President     April 12, 1999
        Craig P. Omtvedt         and Chief Accounting
                                  Officer (principal
                                  accounting officer)



       Eugene R. Anderson
     ----------------------          Director             April 10, 1999
       Eugene R. Anderson



        Patricia O. Ewers
     ----------------------          Director             April 10, 1999
        Patricia O. Ewers



       John W. Johnstone, Jr.
      ----------------------         Director             April 9, 1999
       John W. Johnstone, Jr.



          Sidney Kirschner
       ----------------------        Director             April 10, 1999
          Sidney Kirschner

          Gordon R. Lohman
       ----------------------        Director             April 10, 1999
          Gordon R. Lohman



       ----------------------        Director             April  , 1999
       Charles H. Pistor, Jr.



          Eugene A. Renna
       ----------------------        Director             April 12, 1999
          Eugene A. Renna



          Anne M. Tatlock
       ----------------------        Director             April 11, 1999
          Anne M. Tatlock



          John W. Thompson
       ----------------------        Director             April 10, 1999
          John W. Thompson



          Peter M. Wilson
       ----------------------        Director             April 12, 1999
          Peter M. Wilson

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